SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

                              [Amendment No. ____]

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Check the appropriate box:
|_|  Preliminary Proxy Statement
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     Rule 14a-6(e)(2))
|X|  Definitive Proxy Statement
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|_|  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                          Advanced Nutraceuticals, Inc.
       -------------------------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 Not Applicable
       -------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than Registrant)

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          Not applicable
          ----------------------------------------------------------------------

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     3.   Per  unit  price  or other  underlying  value  of  transaction computed  pursuant  to  Exchange  Act Rule 0-11 (Set forth the amount on which the filing fee is calculated  and state how it was determined):
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          ----------------------------------------------------------------------

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          ----------------------------------------------------------------------

     5.   Total fee paid:
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|_|  Fee paid previously with preliminary materials.
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                                                         -----------------------
     3.   Filing Party:  Not applicable
                         -------------------------------------------------------
     4.   Date Filed:  Not applicable
                       ---------------------------------------------------------

                          ADVANCED NUTRACEUTICALS, INC.

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS


To the Shareholders:

     The annual meeting of shareholders of Advanced Nutraceuticals, Inc. (the "Company"), will be held at 2:00 P.M., local time, on September 10, 2002, at 1660 Lincoln Street, Suite 1900, Denver, Colorado, for the following purpose:

     1.   To elect five directors  to serve  one-year  terms  ending in the year
          2003;

     2.   To approve the 1995 Stock Option Plan, as amended;

     3. To approve the right of conversion of $1,070,000 in debt to shares of the Company's common stock; and

     4. To transact any other business that may properly be discussed at the meeting or at any subsequent meeting if the annual meeting has to be postponed or adjourned.

     You may vote if you are a shareholder of record on July 25, 2002. A list of shareholders entitled to vote at the annual meeting will be available for inspection by shareholders of record during business hours at the principal offices of the Company during the ten day period prior to the annual meeting and will also be available at the annual meeting.

     Your Board of Directors unanimously recommends that you vote to adopt the above proposals, which are described in detail in the accompanying Proxy Statement.

     It is important your shares be represented and voted at the annual meeting. The management of the Company hopes that you will be able to attend the annual meeting in person. If you are unable to attend, please vote by marking, signing, dating and promptly returning the enclosed proxy in the enclosed reply envelope. If your shares are held in "street name" by your broker or other nominee, only that holder can vote your shares. You should follow the directions provided by them regarding how to instruct them to vote your shares.

                                          By Order Of the Board of Directors:



                                          /s/ Jeffrey G. McGonegal
                                          ------------------------
August 9, 2002                            Jeffrey G. McGonegal
                                          Secretary

                          ADVANCED NUTRACEUTICALS, INC.
                           106 S. UNIVERSITY BLVD. #14
                                DENVER, CO 80209

                                 PROXY STATEMENT

                                TABLE OF CONTENTS

General Information for Shareholders.......................................2

Proposal 1:  Election Of Directors.........................................3
Vote Required..............................................................3
Information About the Nominees to the Board of Directors...................3
Officers...................................................................4
Relevant Business Relationships And Related Transactions...................4
Compliance With Section 16(a) Reporting Requirements.......................6
Audit Committee Report.....................................................6
Board of Directors Meetings and Committees.................................6
Compensation Committee Report..............................................8
Directors Compensation....................................................10
Executive Compensation....................................................10
Summary Compensation Table................................................12
Employment Agreements.....................................................12
Equity Compensation Plan Information......................................13
Option Grants in Fiscal Year Ended September 30, 2001.....................13
Option Exercises and Year-End Values......................................14
Corporate Performance Graph...............................................15

Proposal 2:  Approval of Amended 1995 Stock Option Plan...................16
Vote Required.............................................................16
Purpose...................................................................16
Administration............................................................16
Eligible Participants.....................................................16
Shares Authorized.........................................................17
Types of Options..........................................................17
Federal Income Tax Consequences...........................................17
Adjustments...............................................................18
Transferability...........................................................18
Amendments................................................................19
Term......................................................................19

Proposal 3:  Approval of Note Conversion to Common Stock .................20
Vote Required.............................................................20
Purpose of the Conversion.................................................20
Reason for Shareholder Approval...........................................20
Security Ownership........................................................21
Independent Public Accountants............................................24

Stockholder Proposals For The Next Annual Meeting.........................24
Where You Can Find More Information.......................................24
Other Matters.............................................................25

                      GENERAL INFORMATION FOR SHAREHOLDERS

     We are mailing this proxy statement to you, on or about August 9, 2002. Together with this document, we are also sending to you a notice of the annual meeting and a form of proxy that our Board is soliciting for use at the annual meeting. The annual meeting of shareholders will be held on September 10, 2002 at 2:00 p.m., local time. Your vote is very important.

Who Can Vote
------------

     Record holders of the common stock on July 25, 2002 may vote at the annual meeting. On the record date, there were 2,151,989 shares of common stock outstanding.

How To Vote
-----------

     You are entitled to cast one vote for each share of common stock you own on the record date. Shares represented by a proxy marked "abstain" on any matter will be considered present at the annual meeting for purposes of determining a quorum and for purposes of calculating the vote, but will not be considered to have voted in favor of the proposal. Therefore, any proxy marked "abstain" will have the effect of a vote against the matter.

     The shares represented by a proxy as to which there is a "broker non-vote" (for example, where a broker does not have discretionary authority to vote the shares), or a proxy in which authority to vote for any matter considered is withheld, will be considered present at the annual meeting for purposes of determining a quorum, but will have no effect on the vote.

     All shares that have been properly voted and not revoked will be voted at the annual meeting in accordance with your instructions. If you sign your proxy, but do not give voting instructions, the shares represented by that proxy will be voted as recommended by our Board.

     If any other matters are properly presented at the annual meeting for consideration, the persons named in the enclosed proxy will have the discretion to vote on those matters for you. At the date this proxy statement went to press, we do not know of any other matter to be raised at the annual meeting.

Vote Required
-------------

     The vote required for each proposal is set forth in the discussion of each proposal under the caption entitled, "Vote Required."

Costs Of Solicitation
---------------------

     We will pay for preparing, printing and mailing this proxy statement. Our regular employees or other representatives without additional compensation by us may solicit proxies personally or by telephone. We will reimburse banks, brokers and other custodians, nominees and fiduciaries for their costs of sending the proxy materials to beneficial owners.

                        PROPOSAL 1: ELECTION OF DIRECTORS

     The current members of the Board of Directors are F. Wayne Ballenger, M. F. Florence, Randall D. Humphreys, Gregory Pusey, and Pailla M. Reddy. Each of the current directors has been nominated for election to the Board of Directors to serve for a term of one year until the next annual meeting of shareholders or until his successor is elected and qualified. If any nominee is unable to serve as a director at the time of the annual meeting, your proxy will be voted for the election of another person the Board may nominate in his or her place, unless you indicate otherwise.

Vote Required
-------------

     The five candidates having the highest number of votes cast in favor of their election will be elected to the Board of Directors.

     The Board of Directors recommends a vote for the election of these nominees for election as directors.

Information About The Nominees To The Board Of Directors

     Please review the following information about the nominees for election to the Board of Directors.

     F. Wayne Ballenger, age 55, has served in various financial consulting capacities since 2000. He served as President of First Commercial Capital from 1995 to 2000. He has also served as President of Puncture Guard LLC since December 1994. From March 1992 to December 1994, he served as director of sales and marketing for Petrolon, Inc., a multi-level marketing organization. Immediately prior thereto, he served as a vice president of Southwest Bank of Texas with commercial lending responsibilities. Mr. Ballenger received a B.B.A. degree from the University of the South in 1968. Mr. Ballenger became a director of the Company in November 1995.

     M. F. Florence, age 65, has served as President of Sherfam Inc. since 1989. Sherfam Inc. is a holding company, principally of pharmaceutical companies and is the parent of Shermfin Corp., which is a principal shareholder of the Company. From 1958 to 1989, Mr. Florence was associated with the firm of Wm. Eisenberg & Co., a firm of chartered accountants in Canada. He served as a partner of the firm from 1964 to 1989. Mr. Florence received a Bachelor of Commerce degree from the University of Toronto. He is the recipient of a Chartered Accountant degree from the Institute of Chartered Accountants of Ontario. Mr. Florence is President of Citadel Gold Mines, Inc. Mr. Florence has served as a director of the Company since 1994.

     Randall D. Humphreys, age 46, is Chairman and managing director of Glenwood Capital, L.L.C. From 1997 to 2001 he was the Chairman and managing director of Enterprise Merchant Banc, L.L.C. During 1997 he led the diversification effort of St. Joseph Light and Power, a New York Stock Exchange listed utility. During 1996 he served as a financial consultant. From 1986 through 1995, Mr. Humphreys served as the Senior Operations Officer of Brierly Investments Limited. In addition, Mr. Humphreys currently serves on the Board of Directors of the following companies: Enterbank Holdings, Inc., Acousti Seal Corporation, Permalock Corporation, GSC Industries, and Mirror Image Holdings, Inc. Mr.
Humphreys is a graduate of Kansas State University. Mr. Humphreys became a director of the Company in June 2001.

     Gregory Pusey, age 50, has served as Chairman of the Board of Directors of the Company since November 1999. Mr. Pusey served as an officer and director of the company formerly known as Advanced Nutraceuticals, Inc. ("Old ANI") since December 1997. Old ANI was acquired by the Company in November 1999. He has served both as President of Livingston Capital, Ltd. and President of the general partner of Graystone Capital, Ltd., venture capital firms, since 1987. From 1986 to 1994 , he served as a consultant to the Company and from 1994 to 1998, he served as a director and consultant to the Company. Since 1988, Mr. Pusey has been the President and a director of Cambridge Holdings, Ltd., a publicly held real estate development firm. Mr. Pusey also serves as a director of AspenBio, Inc. Mr. Pusey graduated summa cum laude from Boston College with a B.S. degree in finance in 1974.

     Pailla M. Reddy, age 42, is currently Chairman of the Board of Directors, Chief Executive Officer and President of Bactolac Pharmaceutical Inc. Bactolac was acquired by us in November 1999. Dr. Reddy founded Bactolac and has served as an officer and director of Bactolac, since 1995. From 1991 to 1995, he was production manager for Max Pharmaceutical, Inc. From 1983 to 1991, Dr. Reddy held various positions with Wellcome Pharmaceuticals Ltd., including research chemist and production manager. Dr. Reddy received a B.Sc. degree in chemistry from Osmania University in India, and M.Sc. and Ph.D. degrees in organic chemistry from Kanpur University in India. Dr. Reddy became a director of the Company in 1999.

Officers

     Our Board has elected the following executive officer who is not a member of the Board. It is expected that the Board will elect officers annually following each annual meeting of Shareholders.

     Jeffrey G. McGonegal, age 51, became Senior Vice President - Finance of the Company in February 2000. Mr. McGonegal also serves as Secretary of the Company and is President of ANI Pharmaceuticals, Inc (ANIP). Since 1997, Mr. McGonegal has served as Managing Director of McGonegal and Co., a company engaged in providing accounting and business consulting services. Mr. McGonegal served as a consultant to the Company in connection with the recent acquisitions. From 1974 to 1997, Mr. McGonegal was an accountant with BDO Seidman LLP. While at BDO Seidman LLP, Mr. McGonegal served as managing partner of the Denver, Colorado office. Mr. McGonegal is a member of the board of directors of The Rockies Venture Club, Inc. and Colorado Venture Centers, Inc. He received a B.A. degree in accounting from Florida State University.

Relevant Business Relationships And Related Transactions

     In March 1995, we entered into an agreement with Shermfin Corp. regarding conversion to common stock of debt owned by us to Shermfin Corp. We agreed with Shermfin Corp. that, for so long as Shermfin Corp. owns 10% or more of our outstanding common stock, Shermfin Corp. would be entitled to designate one person to serve as a member of our Board of Directors. Shermfin Corp. designated
M. F. Florence to serve on the Board.

     Bactolac, headquartered in Hauppauge, New York, conducts its operations in a facility leased from its President, Pailla M. Reddy, comprising approximately 25,000 square feet. Bactolac's current monthly rental is approximately $26,000, of which $6,000 pertains to improvement made by an entity owned by Mr. Reddy, that escalates over the 5 year term remaining on the lease. Bactolac has two five-year renewal options and a purchase option on the facility.

     During July 2001, we negotiated a settlement of the $500,000 purchase notes and accrued interest payable to Allan I. Sirkin and Neil Sirkin issued in connection with our acquisition of ASHCO. The balance then outstanding including interest, totaled $556,191, which was settled in full with a payment of $435,000, resulting in a gain of $121,191. Allan I. Sirkin also agreed at that time to void the remainder of his employment contract and retire from the Company. Neil Sirkin is currently the Vice President of Contract Sales of ANIP. He resigned his position as a director of the Company in August 2002.

     In September 2001, we entered into an agreement to acquire certain assets of York Pharmaceuticals, Inc. ("York"), including equipment and customer list. The agreement has expired. York has relocated certain of the equipment to ANIP's facility in Gulfport, Mississippi. Randall D. Humphreys, a Director of the Company, controls York.

     During September 2001, our Board approved a bonus of 103,000 shares of Common Stock, payable to Dr. Reddy, for his achievements. The shares were issued subsequent to year-end.

     During November 2001, an agreement was entered into with Dr. Reddy, to extend the principal and interest payment otherwise due on November 17, 2001, resulting from our November 1999, purchase of Bactolac, for one year. As part of the agreement, we agreed to a conversion option on $1,000,000 of the deferred principal, plus interest at the rate of 7% per annum, to allow the holder to convert such amounts into shares of our Common Stock at the rate of $1.00 per share, during the extension period. We are seeking shareholder approval of the conversion option in Proposal 2 in this Proxy Statement.

     During November 2001, Bactolac and Dr. Reddy entered into a new two-year employment agreement. In addition to a base annual salary of $250,000, and performance bonus features, the agreement contains customary confidentiality and benefit provisions.

     During January 2002, we borrowed $250,000 from Cambridge Holdings, Ltd. The 7% note matures in one year, and is convertible at the option of the holder into shares of our Common Stock at $1.00 per share. We also issued a warrant to allow Cambridge to acquire 50,000 shares of our Common Stock at $1.00 per share, through June 2004. Greg Pusey and Jeff McGonegal, officers of the Company, are also officers and directors of Cambridge. These transactions were approved by a disinterested majority of our Board and our Board believes that the terms are at least as favorable as could have been obtained from an unaffiliated party.

     During July 2002, we borrowed $175,000 from Glenwood Capital Partners I, LP, a partnership managed by Randall D. Humphreys, a director of the Company. The 7% note matures in one year, and is convertible at the option of the holder into shares of our Common Stock at $1.00 per share. We also issued a warrant to allow Glenwood to acquire 35,000 shares of our Common Stock at $1.00 per share through January 2005, and agreed to issue up to a maximum of 178,114 shares of our Common Stock if certain pre-tax earnings of our ANIP subsidiary are achieved. If ANIP has pre-tax income greater than $850,000 in fiscal 2003 or $1,520,000 in fiscal 2004, we will issue 0.75 shares of our Common Stock to Glenwood for each $1.00 greater than the threshold amounts, subject to the 178,114 shares maximum. These transactions were approved by a disinterested Board and the Board believes that the terms are at least as favorable as could have been obtained from an unaffiliated party.

Compliance With Section 16(a) Reporting Requirements

     Based solely on our review of copies of Section 16(a) reports filed by officers, directors and greater than 10% shareholders with the Securities and Exchange Commission, which have been received by us and written representations from these persons that no other reports were required for those persons, we believe that all filing requirements applicable to those persons were complied with for the fiscal year ended September 30, 2001.

Board of Directors Meetings  and Committees

     Our Board held eleven meetings in person or by consent during the fiscal year ended September 30, 2001. None of the incumbent directors attended fewer than 75% of the aggregate number of meetings of the Board of Directors and the Committees on which they served that were held during the period that they served.

     Our Board has two standing committees, the audit committee and the compensation committee. M.F. Florence, F. Wayne Ballenger and Randall D. Humphreys serve as the three members of the audit committee. During the fiscal year ended September 30, 2001, the audit committee held two meetings. The primary functions of the audit committee are to review the scope and results of audits by our independent certified public accountants, internal accounting controls, non-audit services performed by the independent accountants and the cost of accounting services. F. Wayne Ballenger and M.F. Florence served as the two members of the compensation committee. During the fiscal year ended September 30, 2001, the compensation committee held one meeting. The compensation committee reviews stock option and other compensation policies and programs.

Audit Committee Report

     The Audit Committee of our Board consists entirely of non-employee directors who are independent. Members of the Committee are required to have a basic understanding of finance and accounting and to be able to read and understand fundamental financial statements. A copy of the Charter of the Audit Committee was attached to the proxy statement for our annual meeting of shareholders held on May 31, 2001.

     Management is responsible for the Company's internal controls and the financial reporting process. The independent certified public accountants are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and issuing a report thereon. The Committee's responsibility is to monitor and oversee these processes.

     With respect to the Company's audited financial statements for the Company's fiscal year ended September 30, 2001, management of the Company represented to the Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States of America and the Committee has reviewed and discussed those financial statement with management. The Audit Committee has also discussed with Grant Thornton LLP, the Company's independent certified public accountants, the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees) as modified or supplemented.

     The Audit Committee has received the written disclosures from Grant Thornton LLP required by Independent Standards Board Standard No. 1 (Independent Standards Board Standard No. 1, Independent Discussions With Audit Committees), as modified or supplemented, and has discussed the independence of Grant Thornton LLP with members of that firm.

Audit Fees
----------

     The aggregate fees billed for professional services for financial information systems design or implementation by Grant Thornton LLP for the audit of ANI's annual financial statements for the fiscal year ended September 30, 2001 and the reviews of the financial statements included in ANI's quarterly reports on Form 10-Q for that fiscal year were $112,335.


Financial Information Systems Design and Implementation Fees
------------------------------------------------------------

     The  aggregate  fees  billed  for   professional   services  for  financial
information systems design or implementation by Grant Thornton LLP during the fiscal year ended September 30, 2001 was $0.

All Other Fees
--------------

     The aggregate fees billed for services rendered by Grant Thornton LLP, including out-of-pocket expenses, other than the services covered in the two preceding sections, for the fiscal year ended September 30, 2001 were $91,367, primarily for tax related professional services ($64,790), 401(K) Plan audit ($8,200) and other professional services ($18,377).

     Based on the review and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the fiscal year ended September 30, 2001 be included in the Company's Annual Report on Form 10-K/A for that year.

M.F. Florence - Chairman
F. Wayne Ballenger
Randall D. Humphreys

Compensation Committee Report

     The compensation committee (the "Committee") of the Board has been established by the Board to periodically review the compensation philosophy for our executives, and to recommend to the Board compensation packages for our executives. The Committee also reviews and recommends to the Board any additions to or revisions of our stock option plans. The Committee consists exclusively of non-employee directors, appointed by resolution of the entire Board.

     The Committee's objective is to set executive  compensation at levels which
(i) are fair and reasonable to the shareholders, (ii) link executive compensation to long-term and short-term interest of the shareholders, and (iii) are sufficient to attract, motivate and retain outstanding individuals for executive positions.

     Fairness to the shareholders is balanced with the need to attract, retain and motivate outstanding individuals by comparing our executive compensation with the compensation of executives at other companies. The Committee's overall goal is to achieve strong performance by the Company and its executives by affording the executives the opportunity to be rewarded for strong performance. The Committee attempts to provide both short-term and long-term incentive pay. To accomplish its objectives, the Committee has structured the executive compensation program with three primary components. These primary components are base salary, annual incentives, and long-term incentives.

     In late 1999, we finalized acquisitions of three companies. In connection with those acquisitions, we entered into employment agreements with the officers of those companies, Gregory Pusey, Barry Loder, Pailla Reddy, Neil Sirkin and Allan Sirkin, to continue serving as officers.

     As a result of our worsening financial condition, David Bertrand and Jana Mitcham (who were officers of Nutrition For Life International, Inc. ("NFLI"), a subsidiary which was sold by us in June 2001), Mr. Pusey and Mr. Loder, as well as Jeff McGonegal, our Senior Vice President of Finance, agreed to terminate their respective employment agreements or arrangements and to substantial reductions in their salaries.

     The Committee periodically reviews executive salaries. In addition to the external competitive compensation market, base salary levels reflect each officer's performance over time and each individual's role in the Company. Consequently, employees with higher levels of sustained performance over time and/or employees assuming greater responsibilities will typically be paid correspondingly higher salaries. Individual performance criteria used to assess performance include leadership, professionalism, initiative and dependability. However, individual performance assessments are made qualitatively and in total, and no specific weightings are attached to these performance indicators, nor is a formula utilized in determining appropriate salary increases or salary levels.

     The Committee periodically reviews the performance of executive officers to determine whether bonuses should be paid to those persons. The Committee has not established specific performance measures for determining the award of bonuses. The Committee believes that bonuses should be provided to reward key employees based on Company and individual performance and to provide competitive cash compensation opportunities to the Company's executives. During June 2001, following the closing of the sale of NFLI, bonuses of $75,000, $50,000 and $30,000 were paid to Messrs. Bertrand, Pusey and McGonegal respectively. In
September 2001, a bonus of 103,000 shares of our common stock (valued at $97,850) was approved for Dr. Reddy, and the shares were issued subsequent to the fiscal year-end.

     Our stock option plans are designed to focus executive efforts on our long-term goals and to maximize total return to our shareholders. The Committee believes that stock options advance the interests of employees and shareholders by providing value to the executives through stock price appreciation only.
Options terminate if the employee's employment with us is terminated. All options awarded must have an exercise price of at least 100% of fair market value on the date of grant.

     The exact number of shares actually granted to a particular participant reflects both the participant's performance and role in the Company, as well as our financial success, and our future business plans. All of these factors are assessed subjectively and are not weighted. In determining each grant, the Committee also considers the number of stock options which are outstanding, and the total number of options to be awarded.

     In making grants during the fiscal year ended September 30, 2001, the Committee also considered the number of outstanding options previously granted to each officer. Due to the decline in our stock price during the year, all of the options granted to our executive officers in fiscal 2001 were "out-of-the-money" at the fiscal year end of September 30, 2001. The Committee believes that its awards were consistent with our compensation philosophy to increase the emphasis placed on long-term incentives and to be competitive in its total compensation program.

     Under Section 162(m) of the Internal Revenue Code of 1986, as amended, public companies are precluded from receiving a tax deduction on compensation paid to executive officers in excess of $1,000,000, unless the compensation is excluded from the $1,000,000 limit as a result of being classified performance-based. At this time, our executive officers cash compensation levels do not exceed the payment limit and will most likely not be affected by the regulations in the near future. Nonetheless, the Committee intends to review its executive pay plans over time in light of these regulations.

                                                COMPENSATION COMMITTEE

                                                F. Wayne Ballenger
                                                M. F. Florence

Directors Compensation

     Effective in November 2001, our policy is to pay directors who are not employees of the Company $12,000 per year. Prior to November 2001, directors received $18,000 per year, $400 for each Board meeting attended, and $200 for each committee meeting of the Board attended. Directors who are also employees of the Company receive no additional compensation for serving as directors. We reimburse our directors for expenses incurred for attendance at meetings of the Board.

     During the fiscal year ended September 30, 2001, we granted options to purchase 12,500 shares of Common Stock at a price of $1.16 per share to F. Wayne Ballenger, 12,500 shares of Common Stock at a price of $1.16 per share to M.F. Florence, and 12,500 shares of Common Stock at a price of $1.26 per share to Randall D. Humphreys. The option grants were made pursuant to the Company's 1995 Stock Option Plan, as amended. Each option will expire ten years from the date of grant, except that an option will expire, if not exercised, 30 days after the optionee ceases to be a consultant to the Company.

Executive Compensation

     The following table sets forth certain information regarding compensation paid by us to the chief executive officer and each of the other executive officers of the Company (the "named executive officers") during the fiscal years ended September 30, 1999, 2000 and 2001.

                           Summary Compensation Table



                                             ANNUAL COMPENSATION              AWARDS                        PAYOUTS
                                       ----------------------------------  ------------              ----------------------


                                                             Other Annual
 Name and Principal Position            Salary                 Compen-      Restricted    Options/    LTIP      All other
                                Year     ($)       Bonus       sation      Stock Awards    SARs      Payouts   Compensation
----------------------------    ----   --------   --------   ------------  ------------   --------   -------   ------------
Greg Pusey (1)
President, Chief
Executive Officer and           1999   $   --     $   --       $   --          --            --         --      $   --
Chairman of the Board           2000     94,769       --           --          --          12,500       --          --
of Directors of ANI             2001     88,696     50,000         --          --          62,500       --          --

David P. Bertrand (2)
Former Vice Chairman            1999    318,269       --           --          --           6,250       --         6,744
of the Board of                 2000    241,703       --           --          --          25,901       --         6,744
Directors of ANI;               2001     96,769     75,000         --          --            --         --         2,810
President Chief
Executive Officer of
NFLI

Jana Mitcham (2)
Former Executive Vice           1999    298,378       --           --          --           6,250       --         5,184
President and Secretary;        2000    242,143       --           --          --          25,901       --         5,184
Secretary of NFLI               2001     96,846       --           --          --            --         --         2,160

Jeffrey G. McGonegal(3)
Senior Vice President           1999       --         --           --          --            --         --          --
of Finance of ANI               2000     56,558       --           --          --          25,000       --          --
                                2001     99,712     30,000         --          --          75,000       --          --

John R. Brown, Jr. (3)
Vice President Finance,         1999     96,067       --           --          --           2,500       --          --
Assistant Secretary and         2000    109,899       --           --          --           5,500       --          --
Treasurer of ANI                2001    107,048       --           --          --           6,250       --          --

David O. Rodrigue(4)
Former Vice President and       1999    117,760       --           --          --           3,750       --          --
Chief Financial Officer of      2000    120,295       --           --          --           8,750       --          --
ANI and NFLI                    2001       --         --           --          --            --         --          --

Pailla Reddy (1) (5)
President, Chief Executive      1999       --         --           --          --            --         --          --
Officer  and  Chairman of the   2000    218,750       --           --          --            --         --          --
Board of Directors of           2001    221,795       --           --       103,000        75,000       --          --
Bactolac

Neil Sirkin (1)
Vice President of ANIP          1999       --         --           --          --            --         --          --
                                2000    125,000       --           --          --            --         --          --
                                2001    138,470       --           --         30,000         --         --          --

----------------

(1) Messrs. Pusey, McGonegal, Reddy and Sirkin became officers during the first quarter of the fiscal year ended September 30, 2000.

(2)  As a  result  of the  completion  of the  sale  of NFLI  to  Everest  Group
     Holdings, Inc. Mr. Bertrand and Ms. Mitcham declined to stand for re-election at the Company's 2001 annual meeting.

(3)  Mr. Brown resigned from the Company in June 2002.

(4)  Mr. Rodrigue resigned from the Company in September 2000.

(5) The Company has obtained a life insurance policy on Dr. Reddy. The benefit amount of $7,000,000 constitutes "key-man" insurance and is payable to the Company.

Employment Agreements

     In connection with the acquisition of Bactolac in 1999, we entered into a two year employment agreement with Dr. Pailla Reddy, the President of Bactolac. In November 2001 a new two year agreement was signed. Dr. Reddy currently receives an annual salary of $250,000 and may receive a performance bonus at our discretion. He is also entitled to continued use of the vehicle that is leased by Bactolac.

     In connection with the acquisition of Ash Corp. through Bactolac in 1999, Bactolac entered into three-year employment agreements with Neil S. Sirkin and his father, Allan I. Sirkin. Both individuals receive an annual salary of $150,000 and may receive a performance bonus at the Company's discretion. During July 2001, Allan I. Sirkin agreed to the termination of his employment agreement.

EQUITY COMPENSATION PLAN INFORMATION

The following table gives information about our common stock that may be issued upon the exercise of options under all of our existing equity compensation plans as of July 25, 2002. We have options outstanding under two plans, our 1995 Stock Option Plan and 1995 Non-Discretionary Stock Option Plan for non-employee directors of the Company. The Non-Discretionary Stock Option Plan was terminated in October 1999, and no additional options will be granted under that Plan. This Proxy Statement includes a proposal for an amendment of our 1995 Stock Option Plan to increase the authorized shares available for option grants.


                                                                           (c) Number of
                                                                             Securities
                                                                              Remaining
                                                                            Available for
                                 (a) Number of          (b) Weighted       Future Issuance
                                Securities to be      Average Exercise      Under Equity
                              Issued Upon Exercise        Price of       Compensation Plans
                                 of Outstanding         Outstanding          (Excluding
                             Options, Warrants and   Options, Warrants       Securities       (d) Total of Securities
                                     Rights              and Rights         Reflected in        Reflected in Columns
       Plan Category                                                         Column (a))            (a) and (c)
-------------------------    ---------------------   -----------------   ------------------   -----------------------
Equity Compensation Plans
Approved by Shareowners           503,365                   $ 2.77         343,385(1)                   846,750(1)

Equity Compensation Plans
Not Approved  by
Shareowners                       None                       --                   --                      --


TOTAL                             503,365                   $ 2.77         343,385 (1)                  846,750 (1)
                             =====================   =================   ==================   =======================

(1) These amounts will be increased by 250,000 shares if Proposal 2 to amend our 1995 Stock Option Plan is approved.

Option Grants in Fiscal Year Ended September 30, 2001

     The following table sets forth information with respect to stock option grants to the named executive officers during the fiscal year ended September 30, 2001:


                                                                                        Potential Realizable Value at
                                                                                           Assumed Annual Rates of
                                                                                           Stock Price Appreciation
                               Individual Grants                                              For Option Term
-------------------------------------------------------------------------------------    ------------------------------
                                           Percent of
                            Number of         Total
                            Securities     options/SARs
                            underlying     granted to        Exercise or
                           Options/SARs    employees in      base price    Expiration
      Name                 granted (#)      fiscal year        ($/Sh)         date           5% ($)         10% ($)
--------------------       ------------    -------------     -----------  -----------     -----------      ---------
Greg Pusey                     62,500            13.3%          $1.16     4/26/11          $118,095        $188,046
Jeffrey McGonegal              50,000            10.6%          $1.16     4/26/11            94,476         150,437
                               25,000             5.3%          $2.25     11/16/05          47,3238          75,219
John R. Brown, Jr.              6,250             1.3%          $1.16     4/26/11            11,809          18,805
Pailla Reddy                   75,000            15.9%          $1.16     4/26/11           141,714         225,656
Neil Sirkin                    30,000             6.4%          $1.26     8/20/11            56,686          90,262

Option Exercises and Year-End Values

     The following table shows option exercises by the named executive officers during the fiscal year ended September 30, 2001 and the number and value of unexercised options at September 30, 2001.

                                                                                                     Value of
                                                                                                   Unexercised
                                                                    Number of                     In-the-Money
                                Number of                        Unexercised Options               Options at
                              Shares Under-        Value           At Year End (#)                 Year End ($)
                              Lying Options       Realized           Exercisable/                 Exercisable/
     Name                     Exercised (#)         ($)          Unexercisable(1)                 Unexercisable
--------------------         ---------------      ---------       --------------------           ----------------
Greg Pusey                          0                0               4,167/70,833                      0/0
Jeffrey McGonegal                   0                0               8,334/91,666                      0/0
John R. Brown, Jr.                  0                0               6,001/10,749                      0/0
Pailla Reddy                        0                0                 0/75,000                        0/0
Neil Sirkin                         0                0                 0/30,000                        0/0

--------------------

(1) Based on the price of the common stock of $ .95 on September 30, 2001 as reported by The Nasdaq Stock Market.

Corporate Performance Graph

     The following graph compares the yearly cumulative return on the Company's common stock since September 30, 1996, with that of the Index for The Nasdaq Stock Market (U.S. Companies), Peer Group #1 (pre-NFLI sale) which includes the following companies: BeautiControl Cosmetics, Inc., Herbalife International, Inc., Nature's Sunshine Products, Inc and Reliv' International, Inc., and Peer Group #2 (post-NFLI sale) which includes the following companies: Del Laboratories, HiTech, Vatrol, Natural Alternatives, Inc., and Nutraceuticals, Inc.

                          Total Return to Stockholders
                      (Assumes $100 Investment on 9/30/96)

      Total Return Analysis         9/30/1996     9/30/1997       9/30/1998       9/30/1999     09/30/2000    09/30/2001
      ---------------------         ---------     ---------       ---------       ---------     ----------    ----------
Advanced Nutraceuticals, Inc.         $100.00        $54.72         $20.72          $16.84          $5.61          $1.64
Peer Group #1                         $100.00        $97.52         $52.79          $72.05         $62.27         $81.18
Peer Group #2                         $100.00       $164.12        $103.98          $78.28          57.18         $78.37
Nasdaq Composite (US)                 $100.00       $137.38        $138.04         $224.52        $300.83        $122.76

Source: Carl Thompson Associates www.ctasaline.com (800) 959-9677. Data from BRIDGE Information Systems, Inc.

           PROPOSAL 2: APPROVAL OF AMENDMENT TO 1995 STOCK OPTION PLAN

     You are asked to consider an amendment of our 1995 Stock Option Plan. The following is a summary of the proposed amended 1995 Stock Option Plan.

Vote Required

     The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required for approval of the Plan.

     The Board of Directors recommends a vote FOR amendment of the Plan.

Purpose

     The purpose of the Plan is to promote the interests of the Company and its shareholders by:

     *    Attracting and retaining key employees;

     * Providing participants a significant stake in the performance of the Company; and

     * Providing an opportunity for participants to increase their holdings of common stock.

Administration

     The Plan is administered by the option committee. The option committee consists of the Board or a committee of the Board, as the Board may from time to time designate, composed of not less than two members of the Board, each of whom shall be a director who is not employed by the Company. The option committee currently consists of the full Board. The option committee has the authority to select employees and consultants to receive awards, to determine the number of shares of common stock covered by awards, and to set the terms and conditions of awards. The option committee has the authority to establish rules for the administration of the Plan, and its determinations and interpretations are binding.

Eligible Participants

     * Any employee or officer (including executive officers) of the Company, including any of its subsidiaries will be eligible for a stock option grant under the Plan if selected by the option committee. There are currently approximately 125 employees of the Company, including its subsidiaries who would be eligible for option grants under the Plan.

     * Any consultant to the Company, including directors, will also be eligible to receive option grants under the Plan if authorized by the option committee.

Shares Authorized

     Prior to the amendment, there were 750,000 shares authorized, exclusive of specific options grants made in 1995 to purchase up to 21,250 shares. The proposed amendment will increase the authorized shares, exclusive of specific option grants, to 1,000,000 shares. There are currently outstanding options to purchase up to 498,365 shares. Option grants to officers, directors and nominees for directors are described under the caption entitled, "Security Ownership." Options to employees typically have vesting periods of three years in annual one-third installments and are exercisable for ten years. All options granted pursuant to the Plan were granted at the fair market value of common stock on the respective dates of grant. If any option grant expires or terminates, all shares which were not issued under the option grant will become available for additional awards under the Plan.

Types of Options

     The Plan was designed to permit the option committee to grant stock options that qualify as "incentive stock options" under Section 422 of the Internal Revenue Code or options that do not so qualify -- "non-incentive stock options."

     All options granted will be subject to the following:

     * The exercise price must be paid at the time the option is exercised in either cash or other shares of common stock.

     * The exercise price cannot be less than the fair market value of the common stock on the grant date.

     * The option committee will determine the vesting schedule of options granted under the Plan and may also impose additional conditions on exercise, including performance goals.

     * Options are not exercisable for at least six months after they are granted, and they cannot be exercised more than ten years after grant.

Federal Income Tax Consequences

     The following is a summary of the principal U.S. federal income tax consequences generally applicable to option grants under the Plan:

     * The grant of an option is not expected to result in any taxable income for the recipient.

     * The holder of an incentive stock option generally will have no taxable income upon exercising the incentive stock option if certain requirements are met. However, liability may arise for alternative minimum tax. We will not be entitled to a tax deduction when an incentive stock option is exercised.

     * Upon exercise of a Non-incentive stock option, the holder will recognize ordinary income equal to the difference between the fair market value of shares of common stock acquired and the exercise price. We will be entitled to a tax deduction for the same amount.

     * The tax consequences upon a sale of shares acquired in an exercise of an option will depend on how long the shares were held prior to sale, and upon whether such shares were acquired in the exercise of an incentive stock option or non-incentive stock option.

     * If shares acquired upon exercise of an incentive stock options are held for at least one year after exercise and two years from the date that the incentive stock options were granted, the holder will recognize long-term capital gain or loss in an amount equal to the difference between the option exercise price and the sale price of shares. If the shares are not held for that period, gain on the sale of shares may be treated as ordinary income.

     * Any gain realized upon the sale of shares acquired in the exercise of a non-incentive stock options for an amount greater than their fair market value on the date of exercise, will be capital gain and any loss will be capital loss. Generally, there will be no tax consequences to us in connection with the disposition of shares acquired in the exercise of an option, except that we may be entitled to a tax deduction in the case of a sale of incentive stock option shares before the holding periods described above have been satisfied.

Adjustments

     Certain corporate transactions or events such as stock splits, recapitalizations, spin-offs, mergers, etc., may directly affect the number of outstanding shares and/or the value of the outstanding common stock. If such transactions occur, the option committee may adjust the number of shares that may be granted under the Plan, as well as the limits on individual option grants. The option committee may adjust the number of shares and the exercise price under outstanding options, and may make other adjustments, which are thought to be in our best interests.

Transferability

     Options granted under the Plan may not be transferred except:

     *    By will or the laws of descent and distribution; or

     * Pursuant to a qualified domestic relations order or the Employee Retirement Income Security Act.

Amendments

     The Board may amend or terminate the Plan at any time. No amendment, however, may:

     * Increase the number of shares reserved for option grants without shareholder approval;

     *    Impair the right of a holder under an option previously granted; or

     *    Increase the benefits accruing to employees under the Plan.

Term

     The Plan will continue until February 28, 2005, unless abandoned or terminated at an earlier time.

                      Proposal 3: Approval of Conversion of
                                     Debt to
                                  Common Stock

     You are asked to consider and approve the conversion feature of the note made by us to outstanding common stock.

Vote Required

     The affirmative vote of a majority of the outstanding shares of common stock entitled to vote at the annual meeting is required to approve the conversion feature of the note made by us to Dr. Reddy.

     The Board of Directors recommends a vote FOR permitting the conversion feature.

Purpose of the Conversion

     On November 19, 1999, we acquired Bactolac Pharmaceutical Inc. and, as part of the purchase price, we made a promissory note to Dr. Reddy. During November 2001, an agreement was entered into with Dr. Reddy to extend the principal and interest payment otherwise due on November 17, 2001 resulting from the Bactolac purchase. As part of the agreement, we agreed to a conversion option on $1 million of the deferred principal, plus interest at the rate of 7% per annum, to allow Dr. Reddy to convert such amount into shares of our common stock at the rate of $1.00 per share during the extension. Dr. Reddy has the option to convert both the principal and the interest of $70,000, which will be due at the new maturity date of November 17, 2002.

     Our financial resources are limited, and we would not have been able to make the payment to Dr. Reddy without borrowing additional funds, the availability of which was uncertain. We believe that the conversion feature is helpful to us in that, if Dr. Reddy elects to convert the debt owed to him by us into common stock, it will not be necessary for us to attempt to obtain funds to repay this obligation.

Reason for Shareholder Approval

     Our common stock is traded on the Nasdaq National Market. Under Nasdaq rules, we must obtain shareholder approval of issuances of common stock equal to 20% or more of our outstanding common stock prior to the issuance. We currently have 2,151,989 shares outstanding. If Dr. Reddy elected to convert the full amount of the principal and interest owed of $1,070,000 into 1,070,000 shares of our common stock, we would then have outstanding 3,221,989 shares. The 1,070,000 shares which would be acquired by Dr. Reddy upon conversion would represent 33.2% of the then outstanding shares of common stock.

                               SECURITY OWNERSHIP

     The following table sets forth, as of July 25, 2002, the ownership of our common stock held by:

     (1) Each person who owns of record or who is known by us to own beneficially more than 5% of such stock;

     (2)  Each of the directors and nominees for election as directors;

     (3)  Each of the current executive officers; and

     (4)  All of our directors and executive officers as a group.

     The number of shares and the percentage of the class beneficially owned by the persons named in the table and by all directors and executive officers as a group, includes, in addition to shares actually issued and outstanding, unissued shares which are subject to issuance upon exercise of certain options or warrants described in the notes of the table.


                                        Number of Shares        Percentage of
      Beneficial Owner                       Owned                Ownership
-----------------------------           ----------------        --------------

Apotex Foundation                             162,500(1)             6.8%
150 Signet Dr.
Weston, Ontario, Canada
9M9 1T9

Bernard Sherman                               303,848(1)            12.7%
150 Signet Dr.
Weston, Ontario, Canada
9M9 1T9

Shermfin Inc.                                 141,349(1)             5.9%
150 Signet Dr.
Weston, Ontario, Canada
9M9 1T9

M.F. Florence                                 163,262(1)(2)          6.9%
150 Signet Dr.
Weston, Ontario, Canada
9M9 1T9

Cambridge Holdings, Ltd.                      444,413(3)            18.0%
106 S. University, #14
Denver, CO  80209

F. Wayne Ballenger                             22,500(4)             0.9%
3134 Meadway Drive
Houston, TX  77082

                                        Number of Shares        Percentage of
      Beneficial Owner                       Owned                Ownership
-----------------------------           ----------------        --------------
Gregory Pusey                                 639,583(5)            25.1%
106 S. University, #14
Denver, CO  80209

Pailla M. Reddy                             1,534,100(6)            46.5%
255007 Williston Avenue
Floral Park, NY  11001

Jeffrey G. McGonegal                          127,363(7)             5.3%
1905 West Valley Vista Drive
Castle Rock, CO  80104

Randall D. Humphreys                          222,250(8)             9.4%
9150 Glenwood
Overland Park, KS  66212

All Officers and Directors as a             2,709,058               73.1%
Group (6 Persons)

--------------------------------

(1) Mr. Sherman may be deemed a beneficial owner of the shares held by the Apotex Foundation due to his affiliations with the Apotex Foundation. Messrs. Sherman and Florence may be deemed beneficial owners of the shares held by Shermfin Corp. due to their affiliations with Shermfin Inc.

(2) Includes options to acquire (i) 1,250 shares of common stock at $49.50 per share; (ii) 1,250 shares of Common Stock at $28.00 per share,; (iii) 1,250 shares of Common Stock at $9.52 per share (iv) 1,915 shares of Common Stock at $8.50 per share of which options to acquire 638 shares become exercisable in October 2002, (v) 3,750 shares at $11,36 per share of which options to acquire 1,250 shares become exercisable in December 2002, and
     (vi) 12,500 shares at $1.16 per share which become exercisable in one-third annual installments commencing in April 2002.

(3) Includes 267,500 shares which may be acquired by conversion of a note and 35,000 shares which may be acquired by exercise of a warrant.

(4) Includes options to acquire (i) 1,250 shares of common stock at $49.50 per share; (ii) 1,250 shares of Common Stock at $28.00 per share, (iii) 1,250 shares of Common Stock at $11.00 per share, (iv) 6,250 shares of Common Stock at $11.36 per share of which options to acquire 2,083 shares become exercisable in December 2002, and (v) 12,500 shares at $1.16 per share which become exercisable in one-third annual installments commencing in April 2002.

(5) Includes 20,328 shares held by his wife, individually and as custodian for their minor children, 126,913 shares held by Cambridge Holdings, Ltd., a corporation in which he is a principal shareholder, 267,500 shares of common stock which may be acquired by Cambridge by conversion of a note, 35,000 shares of common stock which may be acquired by Cambridge by exercise of a warrant and warrants to purchase 3,750 shares of Common Stock at $15.00 per share. Includes options to acquire (i) 12,500 shares of Common Stock at $11.36 per share of which options to acquire 4,166 shares become exercisable in December 2002 and (ii) 62,500 shares of Common Stock at $1.16 per share which become exercisable in one-third annual installments commencing in April 2002.

(6) Includes options to acquire 75,000 shares of common stock at $1.16 per share, which become exercisable in one-third annual installments commencing in April 2002 and 1,070,000 shares which may be acquired upon conversion of the note made to Dr. Reddy. Does not include any shares, that may be earned pursuant to earnout agreements.

(7) Includes 2,663 shares held in the name of McGonegal Family Partnership and options to acquire (i) 25,000 shares of Common Stock at $9.00 per share of which options to acquire 8,333 shares becomes exercisable in each of February 2002 and 2003 (ii) 25,000 shares at $2.25 per share which become exercisable in one-third annual installments commencing in November 2001 and (iii) 50,000 shares of Common Stock at $1.16 per share which become exercisable in one-third annual installments commencing in April 2002.

(8) Includes 187,250 shares of common stock which may be acquired by conversion of a note made to Glenwood Capital Partners I, LP, a partnership in which he is the general partner, 35,000 shares of common stock which may be acquired by Glenwood by exercise of a warrant not including 178,114 shares of common stock which may be acquired by Glenwood through an earnout and options to acquire 12,500 shares of common stock at $1.26 per share, which become exercisable in one-third annual installments commencing in August 2002. Does not include 178,114 shares of common stock that may be acquired by Glenwood through an earnout arrangement.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     A representative of our auditor for the fiscal year ended September 30, 2001, Grant Thornton LLP is not expected to be present at the annual meeting. Management has not made an appointment of auditors for the fiscal year ending September 30, 2002.

                STOCKHOLDER PROPOSALS FOR THE NEXT ANNUAL MEETING

     Any proposal to be presented at the next annual meeting of shareholders must be received by us, directed to the attention of the Secretary, no later than November 30, 2002 in order to be included in our proxy statement and form of proxy for that meeting.

                       WHERE YOU CAN FIND MORE INFORMATION

     A copy of our Annual Report on Form 10-K for the fiscal year ended September 30, 2001, has been enclosed with this proxy statement. An additional copy is available to each record and beneficial owner of our securities without charge upon written request to the Secretary at 106 S. University, #14, Denver, Colorado 80209. The SEC allows us to "incorporate by reference" information from the 10-K into this proxy statement if the 10-K is delivered with the proxy statement. The information incorporated by reference is located in Items 7, 7A, 8 and 9 of the 10-K. Also enclosed is a copy of our Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2002, which Report is also incorporated by reference into this proxy statement.

                                  OTHER MATTERS

     The Board of Directors knows of no business that will be presented at the annual meeting other than that described above. If any matters other than those referred to above should properly come before the annual meeting, the persons designated by the Board of Directors to serve as proxies intend to vote such proxies in accordance with their best business judgment.

                                             By Order of the Board of Directors


                                             /s/ Jeffrey G. McGonegal
                                             ------------------------
                                             Jeffrey G. McGonegal
                                             Secretary

August 9, 2002

                          Advanced Nutraceuticals, Inc.
                          106 S. University Blvd., #14
                             Denver, Colorado 80209
                    Proxy For Annual Meeting Of Shareholders


     The undersigned hereby appoint Gregory Pusey and Jeffrey G. McGonegal, or either of them, as Proxies or __________________________ (shareholder may strike the Proxy Committee designated by management and insert the name and address of another person(s))with power of substitution to vote all the shares of the undersigned with all of the powers which the undersigned would possess if personally present at the Annual Meeting of the Shareholders of Advanced Nutraceuticals, Inc. (the "Company") to be held at 2:00 p.m. (local time) on September 10, 2002 at 1660 Lincoln Street, Suite 1900, Denver, Colorado, or any adjournment or postponement thereof, on the following matters:

1.   ELECTION OF DIRECTORS
     NOMINEES: F. Wayne Ballenger, M.F. Florence, Randall D. Humphreys, Gregory Pusey, and Pailla M. Reddy.

     FOR all Nominees    ______         WITHHELD for all Nominees    ______

     FOR, except for the following Nominee(s):

     ___________________________________________________________________________


2.   APPROVAL OF THE 1995 STOCK OPTION PLAN, AS AMENDED

     _________ FOR              ________ AGAINST          _________ ABSTAIN


3. APPROVAL OF THE RIGHT OF CONVERSION OF $1,070,000 IN DEBT TO SHARES OF THE COMPANY'S COMMON STOCK


     _________ FOR              ________ AGAINST          _________ ABSTAIN


     _________ FOR              ________ AGAINST          _________ ABSTAIN


     In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

     Unless contrary instructions are given, the shares represented by this Proxy will be voted for the election of all nominees for directors and for the proposals. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF ADVANCED NUTRACEUTICALS, INC. EVEN IF YOU PLAN TO ATTEND THE MEETING, PLEASE VOTE, DATE, SIGN AND RETURN THIS PROXY IN THE ACCOMPANYING ENVELOPE.

     Please sign exactly as shown on your stock certificate and on the envelope in which this Proxy was mailed. When signing as Partner, Officer, Trustee, etc., give full title as such and sign your own name as well. If stock is held jointly, each joint owner should sign.

                             Signature(s): _____________________________________

                             Signature(s): _____________________________________

                             Date:______________________________________________